THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

NATURALNANO, INC.

8% CONVERTIBLE PROMISSORY NOTE

$24,000.00 Original Issuance Date: June 12, 2014

NATURALNANO, INC., a Nevada corporation (the "**Company**"), for value received, hereby promises to pay to Alpha Capital Anstalt or its assigns (the "**Holder**"), the principal amount of Twenty Four Thousand Dollars ($24,000) (the "**Principal Amount**"), together with interest (computed on the basis of a 365-day year for the actual number of days elapsed) from the date hereof on the unpaid balance of such Principal Amount from time to time outstanding at the rate of eight percent (8%) per annum ("**Interest**") until paid in full or converted as provided herein.

1. Repayment of the Note. The Principal Amount outstanding hereunder shall be payable in cash on August 12, 2014 (the "**Maturity Date**"). The entire Principal Amount and all accrued and unpaid Interest shall be due and payable on the earlier of (1) the Maturity Date and (2) the occurrence of an Event of Default (as defined below).

2. Prepayment of the Note. The Company may prepay any outstanding amounts owing under this Note, in whole or in part, at any time prior to the Maturity Date, subject to conversions by the Holder, in accordance with Section 3 of this Note.

3. Conversion.

(a) Optional Conversion. At any time or from time to time and prior to payment in full of the entire Principal Amount, the Holder shall have the right, at the Holder's option, to convert the Principal Amount and accrued Interest thereon, in whole or in part (the "**Conversion Amount**"), into shares of common stock, par value $0.001 per share (the "**Common Stock**") of the Company. The number of shares of Common Stock to be issued upon a conversion hereunder shall be determined by dividing the Conversion Amount by $0.22.

(b) Conversion Mechanics. In order to convert this Note into Common Stock, the Holder shall give written notice to the Company at its principal corporate office or the notice address provided in this Note (which notice, notwithstanding anything herein to the contrary, may be given via facsimile, email, or other means in the discretion of the Holder) pursuant to the forms attached hereto as **Exhibit A** (the "**Conversion Notice**") of the election to convert the same pursuant to this section (the date on which a Conversion Notice is given, a "**Conversion Date**"). Such Conversion Notice shall state the Conversion Amount and the number of shares of Common Stock to which the Holder is entitled pursuant to the Conversion Notice (the "**Conversion Shares**"). The Company shall immediately, but in no event later than three (3) trading days after receipt of a Conversion Notice (the "**Required Delivery Date**"), deliver the Conversion Shares to the Holder.

(c) No Fractional Shares. No fractional Conversion Shares shall be issued by the Company. In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up to the nearest whole Conversion Share.

(d) Holder's Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Holder (together with the Holder's affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents (as defined below)) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be the Holder's determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "**Beneficial Ownership Limitation**" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon not less than 61 days' prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 3(d). The Holder may, at any time, decrease the Beneficial Ownership Limitation, effective immediately. Any increase will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

(e) Adjustments for Issuance of Additional Securities. In the event that the Company shall, at any time, from time to time, issue or sell any additional shares of Common or pursuant to Common Stock Equivalents (hereafter defined) ("**Additional Shares of Common Stock**"), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock. The provisions of this Section 3(e) shall apply if (a) the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("**Convertible Securities**"), or

(b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "**Common Stock Equivalents**") shall be issued or sold. If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of this Section 3(e). Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3(e) with respect to an Excepted Issuance. "**Excepted Issuance**" means (i) securities issued as full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Holder, (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Holder, (iii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans that have been approved by a majority of the stockholders and a majority of the independent members of the board of directors of the Company or in existence as such plans are constituted on the original issuance date of this Note, (iv) the Company's issuance of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the original issuance date of this Note on the terms then in effect and (v) any and all securities required to be assumed by the Company by the terms thereof as a result of any of the foregoing even if issued by a predecessor acquired in connection with a business combination, merger or share exchange.

(f) <u>Other Adjustments</u>. If the Company shall at any time or from time to time after the original issuance date of this Note, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the original issuance date of this Note, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3(f) shall be effective at the close of business on the date the stock split or combination occurs. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

If the Company shall at any time or from time to time after the original issuance date of this Note, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period

under this Section 3(f) with respect to the rights of the Holder; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

If at any time or from time to time after the original issuance date of this Note there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in this Section 3(f), or a reclassification, exchange or substitution of shares, or a merger or consolidation of the Company with or into another person where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "**Organic Change**"), then as a part of such Organic Change, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(f) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3(f) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

Other Events. If any event occurs of the type contemplated by the provisions of this Section 3(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 3(f) will increase the Conversion Price as otherwise determined pursuant to this Section 3.

(g) Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit via DWAC or transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Required Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a "**Buy-In**"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

4. Termination of Rights Under this Note. This Note shall no longer be deemed to be outstanding, and all rights with respect to this Note shall immediately cease and terminate, upon receipt by the Holder of (i) the Principal Amount outstanding and all accrued and unpaid Interest thereon, on the Maturity Date or (ii) the conversion of the entire Principal Amount and Interest then due hereunder.

5. **Taxes or other Issuance Charges**. The Company shall pay any and all taxes or other expenses that may be payable in respect of any issuance or delivery of the Conversion Shares.

6. **Event of Default**. (a) Each of the following events, individually, shall constitute an "**Event of Default**":

(i) the Company shall fail to pay any amount under the Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(ii) the Company shall fail to pay any accrued but unpaid interest when and as the same shall become due and payable;

(iii) any representation or warranty made by or on behalf of the Company in or in connection with the issuance of this Note, or in any report, certificate or other document furnished pursuant to or in connection with the issuance of this Note, shall prove to have been incorrect in any material respect when made or deemed made or shall be breached;

(iv) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Note (other than those specified in clause (i), (ii), and (iii) of this Section 6 and such failure shall continue unremedied for a period of ten (10) days after notice thereof from Holder to the Company;

(v) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered;

(vi) the Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (v) of this Section 6, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(vii) the Company shall be unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

(viii) one or more final judgments for the payment of money in an aggregate amount in excess of $25,000 shall be rendered against the Company and the same shall remain undischarged for a period of twenty (20) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment;

(ix) any default by the Company under, or the occurrence of any event of default as defined in, any other indebtedness owed by the Company;

(x) any event, transaction, action or omission of or involving the Company shall occur which Holder reasonably believes will result in a material adverse effect on the Company's business and operations;

(xi) this Note shall cease to be, or shall be asserted by the Company or other obligor thereunder not to be, in full force and effect

(b) Remedies. Upon the occurrence of an Event of Default, and in every such event (other than an event with respect to the Company described in clauses (v), (vi) or (vii) of Section 6(a), at any time during the continuance of such event, Holder may, at its sole election, by notice to the Company, declare all amounts under the Note then outstanding to be due and payable in whole (or in part, in which case any amounts under the Note not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the outstanding amount under the Note so declared to be due and payable, together with all fees and other payment obligations of the Company accrued but unpaid under the Note, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and in case of any event with respect to the Company described in clauses (v), (vi) or (vii) of Section 6(a), amounts under the Note then outstanding, together with all fees and other payment obligations of the Company accrued but unpaid under the Note, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

7. **Non-Waiver**. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

8. **Waiver by the Company**. The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note, except as specifically provided herein.

9. **Usury Savings Clause**. The Company and the Holder intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company's and Holder's express intention that the Company not be required to pay Interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 9 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the balance of the Principal Amount of this Note, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

10. **Holder Not a Stockholder.** The Holder shall not have, solely on account of such status as a holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stockholders or of any other proceedings of the Company until such time as this Note has been converted, at which time the Holder shall be deemed to be the holder of record of the Conversion Shares, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder.

11. **Miscellaneous**.

(a) Governing Law; Venue. This Note shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York as such laws are applied by the New York courts to contracts solely performed within its borders, except with respect to the conflicts of law provisions thereof. Any legal suit, action or proceeding arising out of or relating to this Note or the transactions contemplated hereby shall be instituted exclusively in New York County, New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the federal and state courts located in New York County, New York in any such suit, action or

proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the federal and state courts located in New York County, New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) Successors and Assigns. This Note and the obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that the Holder may assign all or any portion of this Note without the consent of the Company.

(c) Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail, with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), to the following addresses:

(i) If to the Company, at:

763 Linden Ave.
Rochester, New York 14625

(ii) If to a Holder, at:

(d) Amendment; Waiver. No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and the Holder.

(e) Invalidity. Any provision of this Note which may be determined by a court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invaliding the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f) Section and Paragraph Headings. The section and paragraph headings contained herein are for convenience only and shall not be construed as part of this Note.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.

NATURALNANO, INC.

By: __________________________
Name: James Wemett
Title: Chief Executive Officer

<u>**EXHIBIT A**</u>

Date: ______________________

NATURALNANO, INC.

____

____

Attn:

CONVERSION NOTICE

The above-captioned Holder hereby gives notice to NaturalNano, Inc., a Nevada corporation (the "**Company**"), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Holder in the principal amount of $[__] by the Company (the "**Note**"); that the Holder elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below.

A. Date of conversion: ______________________

B. Conversion #: ______________________

C. Conversion Amount: ______________________

D. Conversion Price: ______________________

E. Conversion Shares: ______________________

F. Remaining Note Balance: ______________________

Please transfer the Conversion Shares to the undersigned at:

Address:

____

____

____

Sincerely,

By: ______________________

Name: ______________________